EXECUTION VERSION
FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is executed as of April 2, 2026, by and among KODIAK GAS SERVICES, INC. (as successor borrower to Frontier Intermediate Holding, LLC), a Delaware corporation (“Kodiak Corp”), KODIAK GAS SERVICES, LLC, a Delaware limited liability company (the “Kodiak Borrower” and, together with Kodiak Corp, each a “Borrower” and, collectively, the “Borrowers”), the other Obligors party hereto, JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Unless otherwise defined herein, all capitalized terms used herein which are defined in the Amended Credit Agreement (as defined below) shall have the meanings given such terms in the Amended Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrowers, the other Obligors, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of March 22, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Fifth Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers in accordance with the terms and conditions set forth therein;
WHEREAS, the Borrowers have requested to enter into this Fifth Amendment to amend the Credit Agreement as set forth herein effective as of the Fifth Amendment Effective Date (as defined below);
WHEREAS, Fifth Third Bank, National Association (“Fifth Third”), a Lender, has informed the Borrowers, the Administrative Agent and the other Lenders that it is the successor by merger to Comerica Bank, a Lender (“Comerica”), and that pursuant to such merger (such merger, the “Fifth Third/Comerica Merger”) all of Comerica’s rights and obligations in its capacity as a Lender under the Credit Agreement (including Comerica’s Commitment, participations in Letters of Credit and outstanding Loans) were assumed by Fifth Third (the “Fifth Third Assumption”); and
WHEREAS, the Administrative Agent, the Borrowers and the Lenders signatory hereto have agreed, subject to the terms and conditions set forth herein, to enter into this Fifth Amendment.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Amendments to the Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, but subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, effective as of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended in the manner provided in this Section 1:
1.1Restated Definitions. The following definitions contained in Section 1.01 of the Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website. Notwithstanding anything in this definition to the contrary, if Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to (i) Total Indebtedness as of such date, minus (ii) the lesser of (A) the aggregate amount of unrestricted cash and Cash Equivalents on the consolidated balance sheet of Kodiak Corp and its Restricted Subsidiaries as of such date and (B) $50,000,000 (or, for the purpose of determining the Leverage Ratio for the fiscal quarter ending March 31, 2026 and for any pro forma calculation of the Leverage Ratio made after the Fifth Amendment Effective Date and prior to June 30, 2026, this clause (a) shall instead be an amount equal to (i) Total Indebtedness as of such date, minus (ii) the lesser of (A) the aggregate amount of unrestricted cash and Cash Equivalents on the consolidated balance sheet of Kodiak Corp and its Restricted Subsidiaries as of such date and (B) the sum of (1) $50,000,000, plus (2) the Net Proceeds received by the Kodiak Borrower on or prior to the Fifth Amendment Effective Date in respect of the 2031 Senior Notes, but only to the extent such Net Proceeds constitute unrestricted cash and/or Cash Equivalents on the consolidated balance sheet of Kodiak Corp and its Restricted Subsidiaries as of such date (such Net Proceeds, the “Fifth Amendment Notes Proceeds”)), to (b) EBITDA for the fiscal quarter then ended as of such date multiplied by four (4) (or, if such date is not the last day of a fiscal quarter, Total Indebtedness and EBITDA shall be calculated in accordance with Section 1.05). For purposes of this definition, any cash or Cash Equivalents constituting Fifth Amendment Notes Proceeds held in an “escrow” account with the Administrative Agent shall be considered “unrestricted” for purposes of determining the Leverage Ratio for the fiscal quarter ending March 31, 2026 and for any pro forma calculation of the Leverage Ratio made after the Fifth Amendment Effective Date and prior to June 30, 2026, in each case, so long as there are no conditions and/or restrictions on the ability of Kodiak Corp and its Restricted Subsidiaries to freely withdraw such cash or Cash Equivalents from such “escrow” account.
“Loan Documents” means, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, any Commitment Increase Agreements, any Additional Lender Agreements, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, each Compliance Certificate, the Loan Guaranty, any Fee Letter, the Perfection Certificate and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, fee letters, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrowers and any Issuing Bank in connection with the issuance of Letters of Credit executed by or on behalf of any Obligor and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period,

the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
1.2New Definition. Section 1.01 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“2031 Senior Notes” means the senior unsecured notes due 2031 issued by the Kodiak Borrower on March 20, 2026 in an aggregate principal amount of $1,000,000,000.
“Fifth Amendment” means that certain Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of the Fifth Amendment Effective Date, by and among the Borrowers, the other Obligors party thereto, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” means April 2, 2026.
“Fifth Amendment Notes Proceeds” has the meaning assigned to it in the definition of “Leverage Ratio”.
1.3Commitment Schedule. In connection with the Fifth Third Assumption, the Commitment Schedule to the Credit Agreement is hereby amended and restated in its entirety and replaced with the Commitment Schedule attached as Annex A hereto. Fifth Third hereby confirms to Administrative Agent that in connection with the Fifth Third/Comerica Merger it previously made all internal settlements and other adjustments with Comerica as are necessary to effectuate the Fifth Third Assumption.
SECTION 2.Conditions Precedent. The effectiveness of this Fifth Amendment is subject to the satisfaction of the following conditions precedent (the date on which such conditions precedent are satisfied, the “Fifth Amendment Effective Date”):
2.1Counterparts. The Administrative Agent (or its counsel) shall have received duly executed counterparts of this Fifth Amendment from the Borrowers, the other Obligors and Lenders constituting at least the Required Lenders; and
2.2Other Documents. The Administrative Agent shall have been provided with such documents, instruments and agreements from the Obligors, and the Obligors shall have taken such actions, in each case as the Administrative Agent may reasonably request of the Obligors prior to the satisfaction of the other conditions in this Section 2 in connection with this Fifth Amendment and the transactions contemplated hereby.

Without limiting the generality of the provisions of Article VIII of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Fifth Amendment shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 2 to be consented to or approved by or be acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Fifth Amendment Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 2 by and on behalf of any of the Obligors shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower Representative and the Lenders of the Fifth Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment, the Obligors hereby jointly and severally represent and warrant to the Administrative Agent and the Lenders that:
3.1Accuracy of Representations and Warranties. Both before and after giving effect to this Fifth Amendment, each of the representations and warranties of each Obligor contained in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except that any representation or warranty that by its terms is made as of a specified earlier date is true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified earlier date).
3.2Due Authorization, No Conflicts. The execution, delivery and performance of this Fifth Amendment by each Obligor (a) are within each Obligor’s limited liability company or corporate power and have been duly authorized by all necessary limited liability company or corporate action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except where the failure to do so, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect, (c) do not violate or constitute a default under any provision of applicable law or any material indenture, agreement or other instrument binding upon any Obligor or any of its Restricted Subsidiaries or the assets of any Obligor or any of its Restricted Subsidiaries (other than any indenture, agreement or other instrument the violation of which could not reasonably be expected to be materially adverse to any Secured Party), or give rise to a right thereunder to require any payment to be made by any Obligor or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any of its Restricted Subsidiaries, except for Liens created pursuant to the Loan Documents.
3.3Validity and Binding Effect. As of the date hereof, this Fifth Amendment constitutes the valid and binding obligations of each of the Obligors enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4Absence of Defaults. Both immediately before and immediately after giving effect to this Fifth Amendment, no Default or Event of Default has occurred and is continuing.
3.5No Defense. No Obligor has any defense to payment, counterclaim or rights of set-off with respect to the Secured Obligations on the date hereof.
SECTION 4.Miscellaneous.
4.1Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended hereby. The Obligors hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed. This Fifth Amendment constitutes a Loan Document.
4.2Parties in Interest. All of the terms and provisions of this Fifth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
4.3Counterparts. This Fifth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fifth Amendment that is an Electronic Signature transmitted by facsimile, emailed “.pdf” or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Fifth Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fifth Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed “.pdf” or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

4.4COMPLETE AGREEMENT. THIS FIFTH AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.
4.5Headings. The headings, captions and arrangements used in this Fifth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fifth Amendment, nor affect the meaning thereof.
4.6No Implied Waivers. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Fifth Amendment, the Amended Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Fifth Amendment, the Amended Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Amended Credit Agreement, the other Loan Documents and applicable law.
4.7Review and Construction of Documents. Each Obligor hereby acknowledges, and represents and warrants to the Administrative Agent and the Lenders, that (a) such Obligor has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Fifth Amendment with its legal counsel, (b) such Obligor has reviewed this Fifth Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Obligor has executed this Fifth Amendment of its own free will and volition, and (d) this Fifth Amendment shall be construed as if jointly drafted by the Obligors and the Lenders. The recitals contained in this Fifth Amendment shall be construed to be part of the operative terms and provisions of this Fifth Amendment.
4.8Arms-Length/Good Faith. This Fifth Amendment has been negotiated at arms-length and in good faith by the parties hereto.
4.9Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.
4.10Severability. In case any one or more of the provisions contained in this Fifth Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Fifth Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
4.11WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIFTH AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIFTH AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
4.12Governing Law. This Fifth Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWERS:
KODIAK GAS SERVICES, INC.
By: /s/ Jason Bennett Stewart
    Name: Jason Bennett Stewart
    Title: Executive Vice President, Corporate Development and Treasurer

KODIAK GAS SERVICES, LLC
By: /s/ Jason Bennett Stewart
    Name: Jason Bennett Stewart
    Title: Executive Vice President, Corporate Development and Treasurer

OTHER OBLIGORS:

CSI COMPRESSCO SUB INC.
By: /s/ Jason Bennett Stewart
    Name: Jason Bennett Stewart
    Title: Executive Vice President, Corporate Development and Treasurer

SPARTAN ENERGY SERVICES LLC
By: /s/ Jason Bennett Stewart
    Name: Jason Bennett Stewart
    Title: Executive Vice President, Corporate Development and Treasurer

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, an Issuing Bank, Swingline Lender and a Lender
By: /s/ Anca Loghin
Name: Anca Loghin
Title: Authorized Officer
[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

BANK OZK, as a Lender

By: /s/ Norma L. Carpenter
Name: Norma L. Carpenter
Title: Managing Director

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ William Kane
Name: William Kane
Title: Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

BANK OF AMERICA, N.A., as an Issuing Bank and a Lender

By: /s/ Griffin Bayoud
Name: Griffin Bayoud
Title: Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Brad Miller
Name: Brad Miller
Title: Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name: Syndey G. Dennis
Title: Director
[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By: /s/ Kevin A. James
Name: Kevin A. James
Title: Authorized Signatory

By: /s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

FLAGSTAR BANK, N.A., as a Lender

By: /s/ Chris Hoedl
Name: Chris Hoedl
Title: First Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

MIZUHO BANK, LTD., as a Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

MUFG Bank, Ltd., as a Lender

By: /s/ Erick Moore
Name: Erick Moore
Title: Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

REGIONS BANK, as a Lender

By: /s/ Eric Morse
Name: Eric Morse
Title: Managing Director
[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

TRUIST BANK, as a Lender

By: /s/ Robert Richardson
Name: Robert Richardson
Title: Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Edward Houghton
Name: Edward Houghton
Title: Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By: /s/ Landon Gracey
Name: Landon Gracey
Title: Regional Credit Manager

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By: /s/ John Feeley
Name: John Feeley
Title: Managing Director

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

BOKF, NA DBA BOK FINANCIAL, as a Lender

By: /s/ David Risen
Name: David Risen
Title: Senior Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

THE HUNTINGTON NATIONAL BANK, successor by merger to Cadence Bank, as a Lender

By: /s/ Kate Bulow
Name: Kate Bulow
Title: Authorized Signer

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement – Kodiak]

ANNEX A

Commitment Schedule

Lender	Commitment
JPMorgan Chase Bank, N.A.	$175,000,000.00
Bank OZK	$175,000,000.00
Fifth Third Bank, National Association (including as a successor by merger to Comerica Bank)	$160,000,000.00
Bank of America, N.A.	$137,500,000.00
PNC Bank, National Association	$137,500,000.00
Barclays Bank PLC	$100,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$100,000,000.00
Flagstar Bank, N.A. (f/k/a NYCB Specialty Finance Company, LLC)	$100,000,000.00
Goldman Sachs Bank USA	$100,000,000.00
Mizuho Bank, Ltd.	$100,000,000.00
MUFG Bank, Ltd.	$100,000,000.00
Regions Bank	$100,000,000.00
Truist Bank	$100,000,000.00
U.S. Bank National Association	$100,000,000.00
Caterpillar Financial Services Corporation	$50,000,000.00
First Horizon Bank	$50,000,000.00
Texas Capital Bank	$50,000,000.00
First-Citizens Bank & Trust Company	$50,000,000.00
Webster Bank, National Association	$50,000,000.00
BOKF, NA dba BOK Financial	$35,000,000.00
The Huntington National Bank (successor by merger to Cadence Bank)	$30,000,000.00
Total	$2,000,000,000.00